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                                                                    EXHIBIT 23.5



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 31, 1996 on the consolidated financial statements of Ed Mullinax, Inc. and Subsidiaries included in Republic Industries, Inc.'s Form 8-K dated January 27, 1997 and to all references to our Firm included in this registration statement.


/s/ DIXON, ODOM & CO., PLLC


DIXON, ODOM & CO., PLLC

Greensboro, North Carolina
January 16, 1998